Exhibit 10.8

Confidential

RESTATED LOAN AGREEMENT

By and among

HAIYAN GONG

XU LIU

And

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

January 25, 2011

RESTATED LOAN AGREEMENT

This RESTATED LOAN AGREEMENT RESTATEMENT (this “Agreement”) is entered into on January 25, 2011 in Shanghai by and among the following parties:

1.                                       HAIYAN GONG, a citizen of China (Chinese ID No.: [*****************]*);

2.                                       XU LIU, a citizen of China (Chinese ID No.: [*****************]*);

(Haiyan Gong and Xu Liu are hereinafter collectively referred to as the “Borrowers”, and individually as a “Borrower”.)

3.                                       MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD., a wholly foreign owned enterprise established under the laws of the PRC, with the registered address at Room 1701-9, No. 98 Songhu Road, Yangpu District, Shanghai (the “Lender”).

(For the purpose of this Agreement, the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

1.                                       Shanghai Huaqianshu Information Technology Co., Ltd. (“Shanghai Huaqianshu”) is a limited liability company established under the laws of the PRC, with the registered address at Room 1114, No. 1, Lane 127 Guotai Road, Yangpu District, Shanghai, with registered capital of RMB10 million and Haiyan Gong and Xu Liu as the existing shareholders;

2.                                       Haiyan Gong and Xu Liu intend To increase the investment in Shanghai Huaqianshu and further develop the business of Shanghai Huqianshu, the Borrowers have obtained necessary funding support from Souyuan (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Original Lender”);

3.                                       To further specify the rights and obligations of the Borrowers and the Original Lender under the financing arrangement, the Borrowers and the Original Lender entered into a Loan Agreement on January 15, 2006 (hereinafter referred to as the “Original Loan Agreement”), according to which the Original Lender provided a loan of US$624,480 to Haiyan Gong and a loan of US$575,520 to Xu Liu; On May 10, 2007, Haiyan Gong, Xu Liu, Jing Yang, Yongqiang Qian, Shanghai Huaqianshu, Shanghai Miyuan, Souyuan (Shanghai) Information Technology Co., Ltd. entered into a Contract Transfer Agreement, according to which all rights and obligations of the Original Lender under the Original Loan Agreement were assigned to the Lender. As of the date hereof, both agreements mentioned above have legal effect and are in the course of enforcement;

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

4.                                       To further clarify the rights and obligations of the Lender and the Borrowers in connection with the above loan, the Lender and the Borrower both agree to restate the Original Loan Agreement and such restated agreement, i.e., this Agreement, shall take effect and substitute any agreements or other legal documents previously executed and entered into by the Original Lender, the Lender and the Borrowers with respect to the above loan, including but not limited to the Original Loan Agreement, immediately upon the execution hereof;

The Lender and the Borrowers hereby agree to restate the Original Loan Agreement as follows:

ARTICLE I DEFINITION

1.1           In this Agreement,

“Debt” means the outstanding amount under the Loan;

“Effective Date” means the execution date of this Agreement by the Parties;

“Loan” means the USD loan provided to the Borrowers by the Lender;

“PRC” or “China” means the People’s Republic of China, for purpose of this Agreement, excluding Hong Kong, Macau and Taiwan;

“Repayment Notice” has the meaning ascribed thereto in Article 4.1 hereof;

“Repayment Request” has the meaning ascribed thereto in Article 4.2 hereof;

“Such Rights” has the meaning ascribed thereto in Article 9.5 hereof.

1.2           Relevant terms referred to in this Agreement have the following meanings:

“Article” shall be construed as the articles of this Agreement, unless otherwise provided in the context of this Agreement;

“Tax” shall be construed as any tax, fees, tariff or other charges of same nature (including but not limited to any penalty or interest in respect to the non-payment or delayed payment of such Tax);

“Borrowers” and “Lender” shall be construed to include the successor and assignees permitted by the Parties for their own benefits.

1.3                                 Unless otherwise provided, references to this Agreement or any other agreements or documents in this Agreement shall include any amendments, changes, replacement or supplements to this Agreement or such other agreements or documents that have been made or may be made from time to time (as the case may be).

1.4                                 The headings in this Agreement are for convenient reference only.

1.5           Unless otherwise provided in the context, plural shall include single and vice versa.

ARTICLE II AMOUNT AND INTEREST OF THE LOAN

2.1                                 The Parties hereby acknowledge that the principal of the Loan that the Lender has provided to the Borrowers shall be one million and two hundred thousand US Dollars (US$1,200,000) in aggregate, of which:

the principal provided to Haiyan Gong shall be six hundred and twenty-four thousand four hundred and eighty US Dollars (US$624,480);

the principal provided to Xu Liu shall be five hundred and seventy-five thousand five hundred and twenty US Dollars (US$575,520).

2.2                                 The interest rate of the Loan hereunder shall be zero, i.e., the Loan hereunder shall be interest-free.

ARTICLE III USE OF THE LOAN

The Borrower shall use the Loan hereunder only for increasing the investment in Shanghai Huqianshu and developing the business of Shanghai Huqianshu.

ARTICLE IV REPAYMENT OF THE LOAN

4.1                                 The Lender may, at any time and at its absolute sole discretion, request either or both of the Borrowers to repay part or all of the Debt by delivering to the Borrowers a repayment notice (the “Repayment Notice”) thirty (30) days in advance.  In the event that the Lender requests either of the Borrowers to repay the Debt according to the preceding sentence, the Lender shall have the right to purchase or designate a third party to purchase from such Borrower their respective equity interests in Shanghai Huqianshu at a purchase price equivalent to the Debt that the Lender requests the Borrower to repay; provided that the ratio of such purchased equity interests in the total equity interests held by such Borrower in Shanghai Huqianshu shall be equivalent to the ratio of the Debt requested to be repaid in the Loan principal that such Borrower borrows hereunder.

4.2                                 Either Borrower may, at any time, request to repay part or all of the Debt by delivering to the Lender a repayment request (the “Repayment Request”) thirty (30) days in advance.  In such case, the Lender shall have the right to purchase or designate a third party to purchase from such Borrower their respective equity interests in Shanghai Huqianshu at a purchase price equivalent to the Debt that the Borrower intends to repay; provided that the ratio of such purchased equity interests in the total equity interests held by such Borrower in Shanghai Huqianshu shall be equivalent to the ratio of the Debt contemplated to be repaid in the Loan principal that such Borrower borrows hereunder.

4.3                                 Upon the expiration of such thirty (30)-day period of the Repayment Notice or the Repayment Request, the Borrower that is requested or requests for repayment shall pay off the Debt in cash or otherwise as determined by the board of the Lender through resolutions in accordance with the Lender’s articles of association and applicable laws and regulations.

4.4                                 When the Borrowers repay the Debt according to this Article IV, the Parties shall complete the equity interests transfer simultaneously according to the above Article 4.1 or Article 4.2, to ensure that concurrently with the repayment of the Debt, the Lender or the third party designated by the Lender has legally and fully acquired the relevant equity interests in Shanghai Huqianshu in accordance with Article 4.1 or Article 4.2, free of any pledges or other encumbrances.

ARTICLE V TAX

All Tax in relation to the Loan shall be borne by the Lender.

ARTICLE VI CONFIDENTIALITY

6.1                                 Whether this Agreement is terminated or not, the Borrowers shall be obliged to keep confidential the following information (collectively the “Confidential Information”): (i) the execution, performance of this Agreement and the content hereof; and (ii) trade secret, proprietary information and client information of the Lender that are known to or received by the Borrowers as a result of execution and performance of this Agreement.  The Borrowers shall use such Confidential Information only for the purpose of performing its obligations hereunder.  Without written permit from the Lender, any of the Borrowers shall not disclose the above Confidential Information to any third party, otherwise he/she shall assume default liabilities and indemnify any losses incurred by the Lender.

6.2                                 Upon the termination of this Agreement, upon the Lender’s request, each of the Borrowers shall return, destroy or otherwise dispose of all of the documents, materials or software containing the Confidential Information, and cease using such Confidential Information.

6.3                                 Notwithstanding any other provisions hereunder, this Article VI shall survive the suspension or termination of this Agreement.

ARTICLE VII NOTICE

7.1                                 All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Party in writing.

7.2                                 The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE VIII DEFAULT LIABILITY

8.1                                 Each of the Borrowers covenants that if any lawsuits, claims, allegations, costs, damages, requests, expenses, liabilities, losses and proceedings are suffered by or caused to the

Lender due to the breach of any obligations hereunder by the Borrower, the Borrower shall indemnify and hold harmless of the Lender.

8.2                                 Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE IX MISCELLANEOUS

9.1                                 This Agreement shall be signed in Chinese, with three (3) originals which have the equal validity and legal effect..  Each Party shall retain one (1) original of this Agreement in each language. Both language versions shall have equal validity and legal effect.

9.2                                 The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

9.3                                 Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to Shanghai Branch of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shanghai in accordance with the arbitration rules of CIETAC then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

9.4                                 Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy such Party is entitled to under any laws or regulations or any other provision of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

9.5                                 Any Party’s failure or delay in exercising any of its right, power and remedy (“Such Rights”) under this Agreement or laws shall not result in a waiver of Such Rights, nor shall any single or partial waiver of any Such Right preclude any exercise of Such Right in other manner or the exercise of any other Such Rights by such Party.

9.6                                 The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

9.7                                 Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

9.8                                 Immediately upon the execution hereof, this Agreement shall substitute any agreements or other legal documents previously entered into by the Original Lender, the Lender and the Borrowers with respect to the above loans, including but not limited to the Original Loan Agreement.  Any amendment or supplement to this Agreement shall be made in writing, and shall take effect after duly executed by the Parties.

9.9                                 Without prior written consent of the Lender, any of the Borrowers shall not transfer any of its rights and/or obligations hereunder to any third party.  The Lender shall be entitled to transfer any of its rights and/or obligations hereunder to any third party designated by it after notifying the other Parties.

9.10                           This Agreement shall be binding upon the legal successor of each Party.

This Agreement shall be binding upon the legal successor of each Party.

[Signature Page]

IN WITNESS WHEREOF, this Loan Agreement has been duly executed by the Parties as of the date and at the place first above written.

HAIYAN GONG

Signature:	/s/ Haiyan Gong

XU LIU

Signature:	/s/ Xu Liu

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [Seal: Miyuan (Shanghai) Information Technology Co., Ltd.]

Signature:

Name:

Title: